NUMBER

P 5088

SHARES



CPS TECHNOLOGIES CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 12619F 10 4

THIS CERTIFIES THAT

is the owner of

full-paid and non-assessable shares of the COMMON STOCK, $.01 par value, of

CPS TECHNOLOGIES CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation as set forth in the Certificate of Incorporation of the Corporation and amendments thereto filed with the Secretary of the State of Delaware.

This Certificate and the shares represented hereby are issued and held subject to the laws of the State of Delaware, the Certificate of Incorporation and amendments thereto, and the By-Laws of the Corporation.

This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and sealed with the facsimile seal of the Corporation.

Dated

CPS TECHNOLOGIES CORPORATION

CORPORATE SECRETARY

CPS TECHNOLOGIES CORPORATION 1987 DELAWARE

PRESIDENT AND TREASURER

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE